Ecological Transportaion, Inc.
(A Development Stage Company)
Balance Sheet
March 31, 2009

		December 31,
	March 31,	2008
	2009	(Audited)
ASSETS
Current Assets
Cash	$500	$-
Accounts Receivable	-	-
Total Current Assets	-
Property and Equipment, net		-
Long Term Assets
Deposits	2,500	-
Total Long Term Assets	$2,500
Total Assets	$3,000	$-
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Due to Related Party	$3,606	$-

Total Current Liabilities	3,606	-

Total Liabilities	3,606	-

Stockholders' Equity

Common Stock, authorized 110,000,000
shares, par value $0.001, 15,859,486 and 6,048,741
issued and outstanding on March 31, 2009	$15,860	$6,049
and Decmber 31, 2008, respectively.
Additional Paid-in Capital	5,223	710

Subscriptions Receivable	-	(6,049)

Deficit Accomulated during Development
Stage	(21,689)	(710)

Total Stockholders' Equity (Deficit)	(606)	-

Total Liabilities and Stockholders' Equity	$3,000	$-

The accompanying notes are an integral part of these statements

Ecological Transportation, Inc.
(A Development Stage Company)
Statement of Operations
March 31, 2009

	Three Months	From inception on
	Ended	December 16, 2008
	March 31,	through
	2009	March 31, 2009
Income
Consulting Revenue	$-	$-
Operating Expenses
General and Administrative	20,979	21,689
Depreciation	-	-
Total Expenses	20,979	21,689
Net Loss from Operations	(20,979)	(21,689)
Interest Expense		-
Net Loss	$(20,979)	$(21,689)

Basic and Diluted
(Loss) per Share	$(0.00)
Weighted Average
Number of Shares	15,418,554

The accompanying notes are an integral part of these statements

Ecological Transportation, Inc.
(A Development Stage Company)
Statement of Cash Flows
March 31, 2009

	Three Months	From inception on
	Ended	December 16, 2008
	March 31,	through
	2009	March 31, 2009
Operating Activities
Net (Loss)	$(20,979)	$(21,689)
Adjustments to reconcile Net (Loss)
Common Stock issued for Services
Depreciation	-
Changes in Operating Assets and Liabilities
(Increase)/Decrease in Deposits	(2,500)	(2,500)
Increase/(Decrease) in Accounts Payable

Net Cash Provided by Operating Activities	(23,479)	(24,189)

Investment Activities
Purchase of Equipment

Net Cash (Used) by Investment Activities	-	-

Financing Activities
Proceeds from Related Party Payable	3,606	3,606
Proceeds from sale of Common Stock	20,373	21,083

Net Cash Provided by Financing Activities	23,979	24,689

Net Increase in Cash	500	500

Cash, Beginning of Period	-	-

Cash, End of Period	$500	$500

Supplemental Information:
Interest Paid	$-	$-
Income Taxes Paid	$-	$-

The accompanying notes are an integral part of these statements

Ecologic Transportation, Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2009 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2008 audited financial statements. The results of operations for the period ended March 31, 2009 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT EVENTS

During the three months ending March 31, 2009, besides general operating expenses of running a developmental level corporation, the company has entered into an LOI of

Ecologic Transportation, Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2009

Merger Agreement with a fully reporting publically trading Nevada Corporation, USR Technologies, Inc. The completion of said event will be completed no later than May 31, 2009

Palisades Management , LLC agreed to purchase 1,200,000 shares of Ecologic Transportation, Inc Common Stock for $.25 per share and signed a Subscription Agreement on January 9, 2009. Palisades Management, Inc paid three-hundred thousand dollars US (300,000) into Ecologic Transportation, Inc’s on April 22, 2009.